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                                                                   Exhibit 10(b)


September 19, 1986

Addison Capital Shares, Inc.
Two Bala Cynwyd Plaza
Bala Cynwyd, PA  19004

Re: Class A Common Stock, par value .001 per share, of Addison Capital Shares,
    Inc.

Gentlemen:

We have acted as counsel to Addison Capital Shares, Inc. (the "Fund"), a Maryland corporation, in connection with the preparation of a registration statement on Form N1-A (File No. 33-6364) filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, on June 10, 1986, the preparation of Pre-Effective Amendment No. 1 thereto filed with the Commission on August 1, 1986, and the preparation of Pre-Effective Amendment No. 2 thereto filed with the Commission on September 9, 1986, to register the public offering of an indefinite number of shares of Class A Common Stock, par value $.001 per share (the "Shares"), of the Fund.

We have examined such records, certificates and documents as we have deemed necessary or desirable in order to render the opinion hereinafter set forth.

In our opinion, the Shares are exempt from existing personal property tax in Pennsylvania.

In rendering our opinion, we have assumed that the Fund will maintain its current status as a foreign corporation qualified under the laws of Pennsylvania to transact business therein.

Very truly yours,